UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 23, 2016 (November 18, 2016)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On November 18, 2016, Brookdale Senior Living Inc. ("Brookdale") and certain of its subsidiaries (such subsidiaries, "Lessee") and HCP, Inc. ("HCP") and certain of its subsidiaries (HCP and such subsidiaries, the "Lessor") entered into three amendments to a master triple-net lease between the parties, effective November 1, 2016 (the "Effective Date"), which prior to such time covered 136 independent living, assisted living, memory care and/or skilled nursing care communities (each, a "Community").  The parties entered into such amendments to facilitate the previously-announced termination of triple net leases on 25 communities leased by HCP and certain of its subsidiaries to certain subsidiaries of Brookdale (the "Termination Transactions"), and to facilitate the previously-announced sale by HCP and certain of its subsidiaries of 64 communities leased to certain subsidiaries of Brookdale (the "Sale Transaction") to affiliates of Blackstone Real Estate Partners VIII L.P. (collectively, "Blackstone").
In particular, Brookdale, Lessee, and Lessor entered into three amendments (the "New Amendments") to that certain Amended and Restated Master Lease and Security Agreement dated as of August 29, 2014, as amended by that certain First Amendment to Amended and Restated Master Lease and Security Agreement and Option Exercise Notice dated as of December 29, 2014, that certain Second Amendment to Amended and Restated Master Lease and Security Agreement dated as of January 1, 2015, and that certain Third Amendment to Amended and Restated Master Lease and Security Agreement dated as of May 1, 2015 (as amended, the "Master Lease").  Lessee's obligations under the Master Lease are guaranteed by Brookdale, and Brookdale joined in or consented to, and reaffirmed its guaranty in connection with, each of the New Amendments.
The first of the New Amendments, among other things, shortened the term of the Master Lease with respect to 19 Communities in order to facilitate the Termination Transactions.  The term with respect to each of those 19 Communities will end on the earlier of (a) October 31, 2017, and (b) the date on which such Community is sold or the operations of such Community are transferred, at the direction of HCP, to a third party tenant or operator.
The second of the New Amendments, among other things, removed 57 other Communities from the Master Lease as of the Effective Date in order to facilitate the Sale Transaction.  Lessor simultaneously entered into a separate lease with Lessee, with Brookdale as guarantor, covering those 57 Communities on terms that are substantially the same as those contained in the Master Lease (the "New Lease").  As previously announced by Brookdale, Blackstone has agreed with Brookdale to form a joint venture that will acquire such communities encumbered by leases (including the New Lease), at which time the leases (including the New Lease) with respect to such communities will terminate.
The last of the New Amendments extended by one year the period during which Lessee is permitted to undertake capital projects for which it is entitled to reimbursement from Lessor.

The closings of the various transactions referenced above are subject to the satisfaction of various closing conditions, including (where applicable) the receipt of regulatory approvals. There can be no assurance that the transactions will close or, if they do, when the closings will occur.
Forward Looking Statements
Certain statements in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including all statements that are not historical statements of fact and those regarding Brookdale's intent or expectations relating to its transactions with HCP and Blackstone described herein.  Actual results could differ materially from those projected.  Factors which could cause results to differ include, but are not limited to, Brookdale's ability to complete the transactions with HCP and Blackstone on the currently agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of the closing, as well as other risks detailed from time to time in Brookdale's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Readers are cautioned not to place undue reliance on any of these forward-looking statements.  These forward-looking statements reflect management's views as of the date of this Current Report on Form 8-K, and Brookdale expressly disclaims any obligation to release publicly any updates or revisions to any of these forward-looking statements to reflect any change in Brookdale's expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	November 23, 2016	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Senior Vice President, Co-General Counsel and Secretary